As filed with the Securities and Exchange Commission on June 11, 2001
Registration No. 333-84789

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

POST-EFFECTIVE
AMENDMENT NO. 2 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

MarketWatch.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3315360
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

____________________________

825 Battery Street
San Francisco, California 94111
(415) 733-0500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

____________________________

Joan P. Platt
Chief Financial Officer
MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111
(415) 733-0500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

____________________________

Copies to:

Jeffrey R. Vetter, Esq.
Cynthia E. Garabedian, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306
(650) 494-0600

____________________________

EXPLANATORY NOTE:
REMOVAL OF SHARES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-3 (the "Registration Statement") has terminated. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 11th day of June, 2001.

MARKETWATCH.COM, INC.

By: /s/ LARRY S. KRAMER

Larry S. Kramer

Chief Executive Officer, President
and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAWRENCE S. KRAMER	Chief Executive Officer, President	June 11, 2001
Lawrence S. Kramer	and Chairman of the Board (Principal Executive Officer)

/s/ JOAN P. PLATT	Chief Financial Officer and Secretary	June 11, 2001
Joan P. Platt	(Principal Financial Officer and Principal Accounting Officer))

/s/ ANDREW HEYWARD	Director	June 11, 2001
Andrew Heyward

/s/ ROBERT H. LESSIN	Director	June 11, 2001
Robert H. Lessin

/s/ DANIEL R. MASON	Director	June 11, 2001
Daniel R. Mason

/s/ RUSSELL I. PILLAR	Director	June 11, 2001
Russell I. Pillar

/s/ STEPHEN HILL	Director	June 11, 2001
Stephen Hill

/s/ JOHN MAKINSON	Director	June 11, 2001
John Makinson

/s/ PETER GLUSKER	Director	June 11, 2001
Peter Glusker

/s/ GILES SPACKMAN	Director	June 11, 2001
Giles Spackman

/s/ CHRISTIE HEFNER	Director	June 11, 2001
Christie Hefner

/s/ BARRY HERSTEIN	Director	June 11, 2001
Barry Herstein

/s/ JONATHAN P. MAY	Director	June 11, 2001
Jonathan P. May

/s/ JEFFREY F. RAYPORT	Director	June 11, 2001
Jeffrey F. Rayport